Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the Quarterly Report on Form 10-Q for the period ended June 30, 2025 of Cactus, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
I, Jay A. Nutt, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2025	/s/ Jay A. Nutt
Jay A. Nutt Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)